THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 37A
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: August 30, 2004
Issue Date: September 2, 2004
The date of this Pricing Supplement is August 30, 2004

Fixed Rate Notes
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                                                                                                                    Interest
                                                  Maturity     Price to     Discounts &                              Payment
   CUSIP#               Interest Rate               Date         Public     Commissions    Reallowance    Dealer    Frequency
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
  07387EFY8                 5.80%                9/15/2029      100.00%         2.50%         0.350%      98.00%       Semi
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


                                                 Subject to Redemption
                                                 ---------------------
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                   First Interest                                                                        Aggregate
 First Interest       Payment       Survivor's                                                           Principal
  Payment Date        Amount          Option     Yes/No          Date and Terms of Redemption              Amount      Net Proceeds
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
   3/15/2005          $31.09           Yes        Yes     Commencing on 9/15/2009 and on the 15th        $2,183,000     $2,128,425
                                                          of each month thereafter until Maturity,
                                                          the Notes may be called in whole at par
                                                          at the option of the Company on ten
                                                          calendar days notice.
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

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.